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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 13, 2001



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                          1-11047                    22-2870438
(State or other juris-               (Commission             (I.R.S. Employer ID
 diction of incorpor-                File Number)                   Number)
      tion)


                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 417-8812 not applicable
          (Former name or former address, if changed since last report)


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SPARTA SURGICAL CORPORATION

Form 8-K

ITEM 5. OTHER EVENTS.

On June 6, 2001, the Company filed suit against Bank of America Commercial Finance Corporation and Bank of America ("BofA") in the Superior Court of California, County of Contra Costa. In its suit the Company is seeking $31.2 Million in damages arising from a breach of contract and other inappropriate conduct by BofA. The Company's complaint states that BofA unilaterally raised the inventory reserve it has against the Company's inventory under its credit facility. This action resulted in the Company's having no availability under its credit line. The Company's damages are based upon its lost opportunities to fulfill orders and otherwise implement its business plan and harm to its reputation and stock market value.

The Company has been served with a Complaint in a civil action filed by Bank of America, N.A. alleging that the Company is in breach of its loan agreement with BofA and seeking repayment of all amounts owing to BofA by the Company. The Company intends to vigorously defend against this suit.

In recent years, the Company has experienced losses from operations and has suffered from a deficiency in available working capital. Revenues from existing product lines have not been sufficient to generate adequate working capital. In order to continue its current level of operations, it will be necessary for the Company to obtain additional working capital either through debt or equity financing. There can be no assurance that the Company will be able to successfully complete any type of financing or that a planned cost reductions will materialize. However, if the Company is unable to obtain additional working capital on favorable terms, it may be necessary for the Company to restructure its operations.

In addition, if the Company raises additional funds by increasing equity securities, it may experience significant dilution. The Company can provide no assurance that its Common Stock will not be delisted from trading or is ineligible for quotation due to changes in NASD rule and listing requirements or if the Company fails to comply with rules and regulations pursuant to NASD rule 6530.

All of the aforementioned factors could have material adverse effects on the Company's business, operating results and financial conditions.

The Company also announced that it has appointed Prime Source Healthcare, as its exclusive U.S. sales representative for the marketing and sales of its propriety Olsen line of Disposable Electrosurgical Forceps. Under the 3 year exclusive arrangement, PrimeSource Healthcare is required to purchase a minimum annual volume in order to retain its exclusivity. Subject to achieving all of the terms and conditions under the Agreement by PrimeSource Healthcare, the Agreement is projected to deliver over $1 million in new revenues to the Company over the next three years.


                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SPARTA SURGICAL CORPORATION
Date:  June 13, 2001
                                         By  /s/     Thomas F. Reiner
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                                         Thomas F. Reiner,
                                         Chairman of the Board,
                                         President and Chief Executive Officer